Exhibit 10.23

This is an English Translation

4-051	Bank of Beijing

C08989	Contract Number: 0082920

Maximum Amount Guarantee Contract

(Applicable for Client Providing Maximum Amount Guarantee)

Guarantor:	Legend Holdings Limited

Creditor:	Bank of Beijing Co., Ltd., Zhongguancun Science Park Branch

Date of Execution:	December 6, 2010

Maximum Amount Guarantee Contract Term Sheet

Guarantor:	Legend Holdings Limited
Organization Code:	10111229-8	Business License No.:	110000004205071
Legal Representative/Principal in Charge:	Chuanzhi Liu	Position:	Board of Chairman & CEO
Mailing Address:	10F, Tower A, Raycom Infotech Park No.2 Ke Xue Yuan Nan Lu, Haidian District
Zip Code: 100190	Telephone: 010-62509121	Fax: 010-62509165
Contact:	Zhenxing Shao	Position:	Investment Manager
Bank Account:	01090879400120109085905
Opening Bank :	Bank of Beijing Co., Ltd., Zhongguancun Science Park Branch

Creditor (“Bank of Beijing”) :	Bank of Beijing Co., Ltd., Zhongguancun Science Park Branch
Legal Representative/Principal in Charge:	Shanbo Wang	Position:	Bank President
Mailing Address:	B-9 Haidian Culture & Art Building, No.28A Zhongguancun Street, Haidian District
Zip Code:100086	Tel No. :	Fax:

Through consultation with the principle of equality and mutual benefits, the Guarantor and Bank of Beijing (collectively referred to as the “Parties”) hereby enter into this Contract based on the conditions hereunder and the Basic Terms to the Maximum Amount Guarantee Contract on the date set out in the cover page of this Contract at the residence of Bank of Beijing in accordance with the PRC Guarantee Law and other laws and regulations for mutual compliance.

A.                                    Principal Debtor:

Beijing China Auto Rental Co., Ltd.

B.                                    Guaranteed Principal Contract

B.1          The Guaranteed Principal Contract shall refer to the contract together with the effective amendments and supplements thereof which have been or will be entered into by and between the Bank of Beijing (and other branches of Bank of Beijing which obtain the status of creditor as prescribed, as the Credit Issuer) and the Principal Debtor:

☐            The consolidated credit facility contract (contract number 0082920) to which the Principal Debtor acts as the Creditor Receiver, and all the specific business contracts entered into by and between the Bank of Beijing and the Creditor Receiver and other applicants under such credit facility contract (if any, such other applicants shall be deemed as having been set out under Section A hereof and become the Principal Debtor under this Contract).

           All the specific business contracts to which the Principal Debtor acts as the applicant and the contents of such credit facility contract in relation to such specific business contracts under the consolidated credit facility contract (contract number 0082920) entered into by and between the creditor receiver, Beijing China Auto Rental Co., Ltd. and the Bank of Beijing.

B.2          The Guaranteed Creditor’s Rights (the Scope of Guarantee) under this Contract shall refer to all the creditor’s rights of Bank of Beijing (and other branches of Bank of Beijing which obtain the status of creditor as prescribed) under the Principal Contract, including the principal under the principal creditor’s rights (the maximum amount of which is (Currency) RMB (Amount) Five Hundred Million and the interests, penalty interests, liquidated damages, compensations, and other costs for realization of creditor’s rights and security rights, etc.).

B.3          The occurrence term of the Guaranteed Principal Creditor’s Rights (the confirmation term of the creditor’s rights) shall be the term in which the specific business under the credit facility contract as contemplated by Section B.1 hereof may occur, i.e. December 7, 2010 to December 6, 2013 (with details subject to the Principal Contract).

B.4          The debt performance under the Principal Contract shall start upon the execution date of the Principal Contract (or the occurrence date of the specific business under the Principal Contract, whichever is earlier) and end at the expiration date under the aforementioned credit facility contract and the specific business contracts (with details subject to the Principal Contract).

K.                                    Guarantor’s Undertakings on Key Financial Indicators

(a)                      The ratio of net tangible assets (paid-up share capital plus capital reserve) to total liabilities shall not exceed               ;

(b)                     Minimum net assets shall not be less than RMB (in capital)               ;

(c)                      Annual pre-tax total profits shall not be less than RMB (in capital)               ;

(d)                     The ratio of current assets to current liabilities (i.e. current ratio) shall not fall under               ;

(e)                      The ratio of earnings before interest and tax to interest expense (i.e. interest protection multiple) shall not fall under               .

U.                                     Schedules (The Following Schedules shall be an integral part of this Contract):

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W.                                Mandatory Enforcement Notarization

☐            A notarization agreement which endows this Contract with mandatory enforcement effects shall be entered into and the notarization formalities shall be completed within       days after the execution date of this Contract.

           No mandatory enforcement notarization is required for this Contract.

X.                                    Special Agreed Matters

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Y.                                     The Guarantor hereby confirms that the Bank of Beijing has brought to its attention the relevant restrictive provisions in terms of liabilities or rights, and has made sufficient explanation and clarification in connection with this Contract. Any amendments and supplements that the Parties have agreed upon (if any) have been set out under the Special Agreed Issues Section or in a supplementary agreement; the Guarantor fully understands and agrees to all the terms and conditions of this Contract including the Contract Term Sheet, Basic Provisions and Schedules, and the Guarantor has no questions or objections thereto.

Z.                                     The Parties shall execute this Contract as below:

Guarantor (Company Seal):	Bank of Beijing (Company Seal):
[Company’s seal affixed]	[Company’s seal affixed]

Legal Representative or Authorized Representative:	Officer in Charge or Authorized Representative:

/s/ Chuanzhi Liu	/s/ Shanbo Wang